Exhibit (g)(15) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

SCHEDULE A
to the
Custodian Agreement
between
The Huntington Funds
and
Huntington National Bank
Amended and Restated as of October 21, 2008

           For its services under the Custodian Agreement, the Custodian will receive an annual fee as follows:

•	0.026 of 1% of the average daily net asset of each of the Funds except the Huntington VA Balanced Fund;
•	An additional surcharge of 0.005 of 1% on the average daily net non-domestic assets of the Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund; and
•	0.01 of 1% of the average daily net assets of the Huntington VA Balanced Fund.

All fees are to be accrued daily and paid monthly.

This Schedule A, amended and restated as of October 21, 2008, is hereby incorporated and made part of the Custodian Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”) and replaces any and all prior versions of Schedule A to the Agreement.

Witness the due execution hereof this 31st day of October, 2008.

THE HUNTINGTON FUNDS

By:       /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President

THE HUNTINGTON NATIONAL BANK

By:       /s/ B. Randolph Bateman
Name:  B. Randolph Bateman
Title:  Executive Vice President and
Chief Investment Officer

SCHEDULE B
to the
Custodian Agreement
between
The Huntington Funds
and
Huntington National Bank
Amended and Restated as of October 21, 2008

List of Funds

Huntington Dividend Capture Fund
Huntington Fixed Income Securities Fund
Huntington Growth Fund
Huntington Income Equity Fund
Huntington Intermediate Government Income Fund
Huntington Michigan Tax-Free Fund
Huntington Mid Corp America Fund
Huntington Money Market Fund
Huntington Mortgage Securities Fund
Huntington New Economy Fund
Huntington Ohio Municipal Money Market Fund
Huntington Ohio Tax-Free Fund
Huntington Real Strategies Fund
Huntington Rotating Markets Fund
Huntington Short/Intermediate Fixed Income Securities Fund
Huntington Situs Fund
Huntington Tax-Free Money Market Fund
Huntington Technical Opportunities Fund
Huntington U.S. Treasury Money Market Fund
Huntington Macro 100 Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Dividend Capture Fund
Huntington VA Mid Corp America Fund
Huntington VA New Economy Fund
Huntington VA Macro 100 Fund
Huntington VA Mortgage Securities Fund
Huntington VA Situs Fund
Huntington VA Balanced Fund

This Schedule B, amended and restated as of October 21, 2008, is hereby incorporated and made part of the Custodian Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”) and replaces any and all prior versions of Schedule B to the Agreement.

Witness the due execution hereof this 31st day of October, 2008.

The Huntington Funds                                                            The Huntington National Bank

By:  /s/ George M. Polatas                                                      By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                                                       Name:  B. Randolph Bateman
Title:  Vice President                                                                Title:  President